                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS



                             200 East Randolph Drive
                             Chicago, Illinois 60601

To Call Writer Directly:          (312) 861-2000                    Facsimile:
(312) 861-2000                                                  (312) 861-2200


                                November 10, 2000


Linc.net, Inc.
6161 Blue Lagoon Drive
Suite 300
Miami, Florida 33126

                           Re:      Linc.net, Inc.
                                    Registration Statement on Form S-1

Ladies and Gentlemen:

     We are acting as special counsel to Linc.net, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 5,390,625 shares (the "Shares") of its Common Stock, par value $.01 per share (the "Common Stock"), including 703,125 shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the "Commission") on September 12, 2000 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public

Linc.net, Inc.
November 10, 2000
Page 2

policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the internal laws of the State of Illinois, the General Corporation law of the State of Delaware and the federal law of the United States of America.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion:

     (1) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

     (2) The Shares have been duly authorized, and, when the Registration Statement becomes effective under the Act, the Board of Directors of the Company has taken all necessary action to approve the issuance and sale of the Shares, the Shares have been issued in accordance with the terms of the Underwriting Agreement, upon receipt of the consideration contemplated thereby, and certificates representing the Shares have been duly executed and delivered on behalf of the Company and duly registered by the Company's Registrar, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

Linc.net, Inc.
November 10, 2000
Page 3



     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present statutes be changed by legislative action, judicial decision or otherwise.


                                       Very truly yours,

                                       /s/ Kirkland & Ellis

                                       KIRKLAND & ELLIS